Exhibit 99.5

Contact:

Walter Parks

Chief Financial Officer

bebe stores, inc.

(415) 715-3900

bebe stores, inc.

Announces Quarterly Dividend

BRISBANE, CALIF. – November 21, 2005 – bebe stores, inc. (Nasdaq: BEBE) today announced that its Board of Directors declared bebe’s quarterly cash dividend of $0.04 per share.  The dividend is payable on December 30, 2005 to shareholders of record at the close of business on December 16, 2005.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, BEBE SPORT and bebe O brand names. bebe currently operates 225 stores, of which 170 are bebe stores, 20 are bebe outlet stores and 35 are BEBE SPORT stores.  These stores are located in the United States, Puerto Rico and Canada.  In addition, we have an online store at www.bebe.com.

The statements in this news release, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements.  Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

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